Exhibit 21.1

SUBSIDIARIES OF WORLD WRESTLING ENTERTAINMENT, INC.

(All subsidiaries are wholly-owned, directly or indirectly, except where indicated)

WWE Real Estate Holdings, LLC (a Delaware limited liability company)

TSI Realty Company (a Delaware corporation)

Event Services, Inc. (a Delaware corporation)

•	WM Labor MGT, Inc. (a Delaware corporation)

•	Event Services (Nola), LLC (a Louisiana corporation)

WWE Jet Services, Inc. (a Delaware corporation)

WWE Network, LLC (a Delaware limited liability company)

WWE Studios, Inc. (a Delaware corporation)

•	Studios Originals, Inc. (a Delaware corporation)

•	WWE Studios Finance Holding Corp. (a Delaware corporation)

•	WWE Studios Finance Corp. (a Delaware corporation)

•	Erebus Pictures, LLC (a Delaware limited liability company) (50 percent owned)

•	NOLA Temple, LLC (a Louisiana limited liability company)

•	Good and Bad Cop, LLC (a Louisiana limited liability company)

•	Temple Picture Holdings, LLC (a Delaware limited liability company) (50 percent owned)

•	Avaros Films, Inc (a Delaware corporation)

•	BG Films, Inc (a Delaware corporation)

•	The Marine 6 Films, Inc. (a Delaware corporation)

•	WH2, LLC (a Louisiana limited liability company)

•	Hooked Movie, LLC (a Delaware corporation)

•	Main Event Films, Inc. (a Delaware corporation)

•	FWMF, LLC (a Delaware limited liability company)

•	Fighting Family Limited (a UK corporation)

•	CC Reality LLC (a Delaware limited liability company)

•	ELC Reality LLC (a Delaware limited liability company)

•	Six Cylinder Reality LLC (a Delaware limited liability company)

•	Quest Reality LLC (a Delaware limited liability company)

•	WWE Films Development, Inc. (a Delaware corporation)

•	WWE Studios Production, Inc. (a Delaware corporation)

•	Previous Films Production Corp. (a Delaware corporation)

•	Marine 3, LLC (a Louisiana limited liability company)

•	Incarnate Investments, Inc. (a Delaware corporation)

•	SLH Films, Inc. (a Delaware corporation)

•	WWE VO Productions LLC (a Delaware limited liability corporation)

Marine Productions Australia Pty Limited (an Australia corporation)

•	WWE Australia Pty Limited (an Australia limited liability company)

WWE Properties International, Inc. (a Delaware corporation)

•	XFL, LLC (a Delaware limited liability company)

•	WWE Middle East FZ-LLC (a Dubai Free Zone limited liability company)

WWE Japan LLC (a Japanese limited liability company)

World Wrestling Entertainment (International) Limited (a UK corporation)

WWE UK Holdings, Ltd. (a UK corporation)

•	WWE Saudi Arabian Management Company (a Saudi Arabia corporation)

WWE Asia Pacific Pte, Ltd. (a Singapore corporation)

WWE Germany GmbH (a German corporation)

Play Nice Productions, LLC (a Delaware limited liability company)

New Whale Inc. (a Delaware corporation)